UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 3, 2011
(Date of Report (Date of Earliest Event Reported))

LA-Z-BOY INCORPORATED
(Exact name of Registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 242-1444

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 3, 2011, the board of directors amended our bylaws to eliminate the company’s classified board structure, under which directors were elected for three-year terms, and to provide instead for annual elections of all directors for one-year terms. This change will be phased in beginning with the 2011 election.  In addition, the board amended our bylaws:
•	to provide for the position of lead director and to eliminate the position of vice chairman;
•	to eliminate the requirement that all officers’ salaries be set by the full board; and
•	to make other non-substantive stylistic changes.

 We are filing a copy of the amended bylaws as Exhibit 3.1 to this report.

Item 7.01 Regulation FD Disclosure

On May 5, 2011, we issued a press release announcing a series of changes to our board of directors structure.  We are furnishing a copy of the press release as Exhibit 99.1 to this report.

The information in Item 7.01 of this report and the related exhibit (Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	The following exhibits are filed or furnished as part of this report:

Description
3.1	Amended and Restated Bylaws of La-Z-Boy Incorporated as of May 3, 2011
99.1	Press Release Dated May 5, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: May 6, 2011

BY: /S/ Margaret L. Mueller
Margaret L. Mueller
Corporate Controller